Exhibit 23.1

              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use {incorporation by reference} in this Registration Statement of Ameriwest Minerals, Inc., on Form SB-2 of our report dated June 20, 2007. We also consent to the reference to us under the heading "Experts" in this registration statement.



/s/ Malone & Bailey, PC
------------------------------
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

January 25, 2008